Exhibit 10.3

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of May 6,2015, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), TROVAGENE, INC., a Delaware corporation, and ETHEROGEN, INC., a Delaware corporation, each with offices located at 11055 Flintkote Ave, Suite B, San Diego, CA 92121 (individually and collectively, jointly and severally, “Borrower”).

RECITALS

A.            Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of June 30, 2014 (as amended from time to time, including but without limitation by that certain First Amendment to Loan and Security Agreement dated as of December 18, 2014, the “Loan Agreement”).

B.            Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Collateral Agent and Lenders make certain amendments regarding the interest only extension as more fully set forth herein.

D.            Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendments to Loan Agreement.

2.1          Section 13.1 (Definitions).  The following definition hereby is amended and restated in Section 13.1 of the Loan Agreement as follows:

“Interest Only Extension Event” means Collateral Agent’s and Lenders’ receipt of evidence in form and substance reasonably satisfactory to Collateral Agent and Lenders of Borrower’s receipt of unrestricted net cash proceeds of not less than Twenty One Million Dollars ($21,000,000.00) from the sale of Borrower’s equity securities on or after the Effective Date and by no later than June 30, 2015.

3.             Limitation of Amendment.

3.1          The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.             Representations and Warranties.  To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.             Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.             Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto, (ii) an updated Corporate Borrowing Certificate from each Borrower, (iii) Borrower’s payment to Collateral Agent of an amendment fee in an amount equal to Twenty Five Thousand Dollars ($25,000.00) to be shared between the Lenders in accordance with their Pro Rata Shares and (iv) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

TROVAGENE, INC.

By:	/s/ STEPHEN ZANIBONI
Name:	Stephen Zaniboni
Title:	CFO

ETHEROGEN, INC.

By:	/s/ STEPHEN ZANIBONI
Name:	Stephen Zaniboni
Title:	CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ MARK DAVIS
Name:	Mark Davis
Title:	Vice President – Finance, Secretary & Treasurer

LENDER:

SILICON VALLEY BANK

By:	/s/ ANTHOMY FLORES
Name:	Anthony Flores
Title:	Vice President